UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2007

VCG Holding Corp.

(Exact name of registrant as specified in its charter)

Colorado	001-32208	84-1157022
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

390 Union Boulevard, Suite 540
Lakewood, Colorado		80228
(Address of Principal Executive Offices)		(Zip Code)

(303) 934-2424

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Agreement.

On September 14, 2007, VCG Holding Corp., a Colorado corporation (the “Company”), entered into a Stock Purchase Agreement (the “Florida Purchase Agreement”) with KenJa II, Inc, a Florida corporation (“Kenja II”), Kenja Venture, Inc., a Florida corporation (“Kenja Venture”), Third Properties, Inc., a South Carolina corporation (“Third Properties”), and Gregory Kenwood Gaines (“Gaines”) pursuant to which the Company (or a to-be-formed subsidiary of the Company) agreed to purchase 100% of the issued and outstanding capital stock of each of Kenja II and Kenja Venture for $6,875,000 in cash. As described in the Company’s Current Report on Form 8-K dated August 31, 2007, the Company made an earnest money deposit in the amount of $1,000,000 in cash on September 14, 2007 in connection with the closing of the transaction reported under Item 2.01 of this Current Report on Form 8-K towards the Florida acquisition which will be applied to the purchase price payable at closing. Kenja II owns and operates an adult entertainment nightclub commonly known as “Platinum Plus” located in Hialeah, Florida. Kenja Venture holds a Florida liquor license and an adult entertainment license from the City of Hialeah, Florida for the operation of the nightclub.

The Florida Purchase Agreement contains customary conditions to closing, which include (but are not limited to) receipt by the Company of regulatory approvals and completion of the Company’s due diligence investigation to its satisfaction. The Florida Purchase Agreement contains certain other provisions which are customary for agreements of this nature, such as representations, warranties and covenants. The Florida Purchase Agreement contemplates that the parties will enter into mutual non-competition and confidentiality agreements at the closing of the transaction. In addition, at the closing, the Company (or an affiliate of the Company) and Third Properties, which is an affiliate of Gaines, the sole stockholder of each of Kenja II and Kenja Venture, will enter into a lease for the real property upon which the acquired nightclub is located with base rent of $10,000 per month. The minimum term of the lease will be 25 years and the lease will provide the Company (or its affiliate) with a right of first refusal and option to acquire such real property and the adjacent parking lot under certain circumstances.

The Company has attached hereto as Exhibit 10.1 a copy of the Florida Purchase Agreement.  The foregoing summary is qualified in its entirety by the contents of the Florida Purchase Agreement.

Item 2.01      Completion of Acquisition or Disposition of Assets.

On September 14, 2007, the Company closed a transaction pursuant to which the Company purchased 100% of the issued and outstanding stock of KENKEV II, Inc., f/k/a Mark R. Dean, Inc., a Maine corporation (“KENKEV”), which owns and operates an adult entertainment nightclub commonly known as “Platinum Plus” located in Portland, Maine, for $4,500,000 in cash. In accordance with the terms of the Maine Purchase Agreement (as defined below), all applicable licenses and permits in order to operate the nightclub have been transferred to the Company. The transaction occurred pursuant to the terms of a Stock Purchase Agreement (the “Maine Purchase Agreement”) that the Company entered into on August 17, 2007 with KENKEV, KEN-KEV Inc., a South Carolina corporation and the sole stockholder of KENKEV, and Gaines, the sole stockholder of KEN-KEV Inc., as previously disclosed in the Company’s

Current Report on Form 8-K dated August 31, 2007. The Company paid a finder’s fee of $135,000 in cash to an unaffiliated third party at the closing of the Maine Purchase Agreement.

In connection with the closing, the Company entered into a Restrictive Covenant — Covenant Not to Compete (“Non-Competition Agreement”) with Gaines pursuant to which the parties mutually agreed not to compete with each other for a period of three years following the closing date within 50 miles of any present or future nightclub location of the other, excluding the State of Florida and any metropolitan area with a population of more than 3,000,000 people. Pursuant to the terms of the Non-Competition Agreement, Gaines granted to the Company a right of first refusal to purchase Gaines’ nightclubs located in Greenville and Columbia, South Carolina.

The Company also entered into a Consulting-License Agreement (the “Consulting-License Agreement”) with Alliance Management Partners, LLC, a United States Virgin Islands limited liability company and an affiliate of Gaines (“Alliance”), pursuant to which Alliance will provide financial, economic development and management consulting services to the Company with respect to the Maine nightclub and also convey certain proprietary materials and license rights to the Company. The Consulting-License Agreement is effective as of September 1, 2007.

In addition, the Company also entered into a lease for the real property used in the operation of the nightclub as further reported under Item 2.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with filing its Current Report on Form 8-K dated August 31, 2007 reporting the entering into of the Maine Purchase Agreement, the Company submitted a request for confidential treatment of portions of the Maine Purchase Agreement and attached a redacted version of the Maine Purchase Agreement to such Current Report on Form 8-K. The reasons underlying the request for confidential treatment no longer exist and, accordingly, the Company has attached hereto as Exhibit 10.2 an unredacted copy of the Maine Purchase Agreement. In addition, the Company has attached hereto as Exhibits 10.3 and 10.4, respectively, copies of the Non-Competition Agreement and the Consulting-License Agreement. The foregoing summaries are qualified in their entirety by the contents of the Maine Purchase Agreement, the Non-Competition Agreement and the Consulting-License Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 14, 2007, K&R Properties, Inc., a South Carolina corporation and an affiliate of Gaines (“Landlord”), and KENKEV entered into an agreement (the “Lease”) pursuant to which Landlord leased to KENKEV the real property and premises used in the operation of the adult entertainment nightclub commonly known as “Platinum Plus,” located at 200 Riverside Street in Portland, Maine, for a term of 25 years at an annual rent of $177,000 payable in equal monthly installments, which increases by three percent in each following year during the term. KENKEV may renew the Lease for two separate additional five year periods upon the same terms and conditions as set forth in the Lease. In addition, Landlord granted to KENKEV a right of first refusal and option to purchase the real property under certain circumstances. The

Company has guaranteed KENKEV’s obligations under the Lease pursuant to a Guaranty of Lease in favor of Landlord (the “Guaranty”) and KENKEV has pledged its liquor license and adult entertainment license to Landlord to secure KENKEV’s obligations under the Lease.

The Company has attached hereto as Exhibits 10.5 and 10.6, respectively, copies of the Lease and Guaranty. The foregoing summaries are qualified in their entirety by the contents of the Lease and the Guaranty.

Item 8.01	Other Events.

On September 14, 2007, the Company issued a press release announcing that it closed the Maine Purchase Agreement and entered into the Florida Purchase Agreement. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company will file the financial statements required to be included herein by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date hereof.

(b) Pro Forma Financial Information.

The Company will file the pro forma financial information required to be included herein by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date hereof.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Stock Purchase Agreement (Hialeah, Florida)
10.2	Stock Purchase Agreement (Portland, Maine)
10.3	Restrictive Covenant – Covenant Not to Compete
10.4	Consulting-License Agreement
10.5	Business Lease
10.6	Guaranty of Lease
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

Date: September 20, 2007	By:	/s/ Brent J. Lewis
Brent J. Lewis
Chief Financial Officer